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                                                                    EXHIBIT 23.2

                           CONSENT OF LEGAL COUNSEL


   We hereby consent to the reference to us under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus of Wesbanco, Inc. and First Fidelity Bancorp, Inc. constituting part of this Registration Statement on Form S-4 filed by Wesbanco, Inc. relating to the registration of shares of Wesbanco, Inc. Common Stock and 8% Cumulative Convertible Preferred Stock in connection with the acquisition of First Fidelity Bancorp, Inc.


                                PHILLIPS, GARDILL, KAISER, BOOS
                                & ALTMEYER

                                By /s/ James C. Gardill

January 10, 1994.